Exhibit 16.1


April 3, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      International Isotopes Inc.
         File No. 0-22923

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of International Isotopes Inc. dated April 1, 2002 and agree with the statements concerning our Firm contained therein, except we are not in a position to agree or disagree with the Company's statements regarding Hansen, Barnett & Maxwell.

Very truly yours,



/s/Grant Thornton LLP